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EXHIBIT 10.63

                         [NEW VISUAL CORPORATION LOGO]

Friday, November 21, 2003

To:      Jim Cruckshank

Cc:      Chuck Gottschalk

From:    Brad Ketch

Re:      OFFER TO JOIN NEW VISUAL CORPORATION
         ------------------------------------

Jim,

I am pleased to offer you the position of Chief Financial Officer with New Visual Corporation, effective Monday, December 8, 2003. By signing below you indicate your acceptance.

The following terms constitute our terms to you:

EARNINGS:

o INITIAL STOCK GRANT: 50,000 restricted common stock shares at $.32, which is today's closing price. This is an equivalent cash compensation of $16,000.

o DAILY COMPENSATION: $700 and such number of restricted common stock shares that give an equivalent cash compensation of $480. Total equivalent compensation is thus $1,180 per day.

o QUARTERLY BONUS: such number of restricted common stock shares that give an equivalent cash compensation of $6,500, based on achieving mutually agreed-upon goals that further New Visual's business. Short-term examples include successfully completing the "paperless" initiative, having introductory conversations with key investors.

o CALCULATION OF NUMBER OF RESTRICTED STOCK SHARES: Within five days of the close of each quarter, a sum will be made of the previous quarter's Daily and Quarterly stock shares. Award will be made at that day's closing price, and issued immediately.

o TARGET EARNINGS: Assuming that the workload is 2 days per week on average, and that the Quarterly Bonus is earned, first year's total cash and cash-value of stock is $112,400.


BENEFITS:

o        HEALTH AND DENTAL INSURANCE: No health or dental insurance is provided.

o 401(K): No 401(k) or other savings plan is offered at this time. When such plan is created, it is contemplated that Executive will be eligible to participate in it.

o EXPENSE ACCOUNT: Company will reimburse for all authorized expense and a cell phone.


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WORK LOCATION AND HOURS:

o LOCATION: Primary work location is New Visual's temporary offices at 18601 SE Cheldelin Road, Portland, OR 97236. Within a six month period, New Visual anticipates moving to a permanent location in Portland's east side.

o HOURS AND ANTICIPATED WORKLOAD: At a minimum, Executive is expected to attend executive staff meetings, which are Monday morning, 9am - 10:30am. During the quarterly and annual filings, workload will likely be full, and during non-filing periods, about one day per week.

TERMINATION AND COMPENSATION UPON TERMINATION:

o THE OCCURRENCE OF CAUSE: Employer shall have "Cause" to terminate the Executive's employment upon:

         (i) The willful failure or neglect by the Executive to substantially perform his assigned duties;
         (ii) The engaging by the Executive in criminal conduct or conduct constituting moral turpitude;
         (iii)    The willful insubordination of the Executive;
         (iv) The embezzlement, theft or misappropriation by the Executive of any property of Employer or its affiliates;
         (v) Fraud, acts of dishonesty or misrepresentation, or other acts that cause harm to Employer or substantial damage to its reputation (other than as a consequence of good faith decisions made by the Executive in the normal performance of the Executive's duties hereunder);
         (vi) A conviction for or plea of nolo contendere to a felony which carries a minimum prison sentence upon conviction of one (1) year or longer;
         (vii) Executive commits a material breach of this Letter or any written policies of Employer;
         (viii) breach of Executive's fiduciary obligations to the Employer or any of its subsidiaries; and/or
         (ix) any chemical dependence which materially affects the performance of Executive's duties and responsibilities to the Employer or any of its subsidiaries.

o If Employer terminates Executive's employment for Cause, Employer will pay Executive his Base Salary in effect on the date of termination through the date of termination, prorated for any partial payroll period.

o TERMINATION WITHOUT CAUSE: Employer may terminate Executive's employment without Cause at any time, with fifteen (15) days written notice. If Employer terminates Executive's employment without Cause, Employer will pay Executive

         (i) his Base Salary in effect on the date of termination notice through the effective date of termination, prorated for any partial payroll period and
         (ii)     a severance payment calculated as follows:

                  a) during the period beginning December 8, 2003 and ending April 2, 2004, none;
                  b) during the period beginning April 2, 2004 and ending December 8, 2004, two months of Executive's Base Salary in effect on the date of termination; and during the period beginning December 8, 2004 and thereafter, six months of Executive's Base Salary in effect on the date of termination.

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Jim Cruckshank Offer Letter              Page 2

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o        VOLUNTARY TERMINATION BY EXECUTIVE: Executive may terminate his employment at any time upon delivering thirty (30) days' written notice to the Employer. If Executive voluntarily terminates his employment, other than for "Good Reason," as hereinafter defined, Employer will pay Executive his Base Salary in effect on the date of termination through the date of termination, prorated for any partial payroll period. On or after the date the Employer receives notice of Executive's resignation (other than resignation for "Good Reason," as defined below), the Employer may, at its option, pay Executive his Base Salary through the effective date of his resignation and terminate his employment immediately.

o        TERMINATION BY EXECUTIVE FOR GOOD REASON: Executive may, within thirty
         (30) days after the occurrence of "Good Reason," as defined below, voluntarily terminate his employment upon thirty (30) days written notice thereof to Employer. If Executive voluntarily terminates his employment for "Good Reason," as defined below, Employer will pay Executive

         (i) his Base Salary in effect on the date of termination through the date of termination, prorated for any partial payroll period and

         (ii)     a severance payment calculated as follows:
                  a) during the period beginning December 8, 2003 and ending April 2, 2004, none;
                  b) during the period beginning April 2, 2004 and ending December 8, 2004, two months of Executive's Base Salary in effect on the date of termination; and
                  c) during the period beginning December 8, 2004 and thereafter, six months of Executive's Base Salary in effect on the date of termination.
                  On or after the date the Employer receives notice of Executive's resignation for "Good Reason," as defined below, the Employer may, at its option, pay the amounts set forth and terminate his employment immediately.

         (iii) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events:

                  a) a material reduction in Executive's authority or responsibility, but not including termination of Executive for "Cause;"
                  b) Employer fails to compensate Executive in a timely manner;
                  c)       reduction in the Base Salary payable to Executive; or
                  d) Employer otherwise commits a material breach of this Letter.

RELATIONSHIP WITH TATUM;  RESOURCES AGREEMENT:

Employer acknowledges and agrees that Executive is and will remain a partner of, and has and will retain an interest in, Tatum CFO Partners, LLP ("Tatum"), which will benefit Employer in that Executive will have access to certain Tatum resources. Tatum and Employer are entering into a certain Resources Agreement concurrently with the execution of this letter, which will provide for such access.

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Jim Cruckshank Offer Letter              Page 3

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DIRECTORS AND OFFICERS INSURANCE AND COMPANY INDEMNIFICATION:

Employer maintains adequate director and officer insurance to cover Executive at no additional cost to Executive, and the Employer will maintain such insurance at all times while this agreement remains in effect.

Employer agrees to indemnify Executive to the full extent permitted by law for any losses, costs, damages, and expenses, including reasonable attorneys' fees, as they are incurred, in connection with any cause of action, suit, or other proceeding arising in connection with Executive's employment with the Employer including, but not limited to, indemnification for deductibles on insurance policies.


FUTURE CONTRACT AND FULL-TIME EMPLOYMENT:

o FUTURE EMPLOYMENT CONTRACT: It is currently the policy of Employer to offer its Executives Employment Contracts, although this policy is currently under review and may be substantially modified. On or before April 2, 2004, Employer will revisit this issue with Executive.

o FULL-TIME EMPLOYMENT: Employer anticipates that its anticipated business success will drive a need for full-time leadership in the financial, investor relations, fundraising, information technologies, human resources and operations areas of the business, and that this CFO position will become a full-time one.

Regards,

/s/ Brad Ketch
-----------------
Brad Ketch
President and CEO




Accepted:



 /s/ James W. Cruckshank
-------------------------
James W. Cruckshank

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Jim Cruckshank Offer Letter              Page 4